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                                                                   EXHIBIT 10.21

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                 OF AM-WAVE, LLC

         THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "OPERATING AGREEMENT") of AM-WAVE, LLC, an Illinois limited liability company (the "COMPANY"), is made and entered into as of the ____ day of ___________, 2004 (the "EFFECTIVE DATE"), by and between Poly Circuits, Inc., an Illinois corporation ("Poly") and American Standard Circuits, Inc., an Illinois coporation ("ASC" who along with Poly, shall be collectively referred to as the "INITIAL MEMBERS").

                                    RECITALS

         A. The Company was formed on ___________ 2004 by ASC, upon the filing of the Articles of Organization with the office of the Secretary of State of Illinois to fulfill the purposes and carry on the activities set forth herein.

         B. Upon its formation, the Company and Poly entered into an Asset Contribution Agreement dated as of the date first written above (the "Asset Contribution Agreement) pursuant to which Poly contributed certain equipment to the Company (the "Equipment").

         C. The parties have joined together to carry on the Principal Purpose, as that term is defined below, and the activities of the Company have and will continue to be governed by the terms hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Operating Agreement governing the operations of the Company shall hereby be as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. The following terms used in this Operating Agreement shall have the following meanings:

         "Act" shall mean the Illinois Limited Liability Company Act as amended and in effect from time to time or any successor statute.

         "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

                  (a) credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore under Treasury Regulations Section

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1.7041(b)(2)(ii)(c) as well as under any additions thereto, pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (b) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Preference Amount" shall mean the sum of (w) the fair market value of the Equipment as of the date first written above, less (x) the amount of cash paid to Poly pursuant to the Asset Contribution Agreement, less (y) the product of (I) the sume of the amount described in (w) less the amount described in (x) divided by (ii) five (5), less (z) all amounts previously distributed to Poly pursuant to Section 9.4(b)(ii) hereof.

         "Affiliate" shall mean, with respect to any Person, any other party directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such Person.

         "Assignee" shall mean a transferee of a Membership Interest who has not been admitted as an additional Member. An Assignee who has not become an additional Member in the manner provided in this Agreement shall have no rights in respect of the Company except the right to receive distributions pursuant to Sections 9.4 or 12.2, allocations of Profits and Losses to which the transferor would have been entitled, and such other rights specifically accorded an Assignee by the terms of this Operating Agreement.

         "Capital Account" shall mean, with respect to any Member, the Capital Account established and maintained for such Member in accordance with the following provisions:

                  (a) to each Member's Capital Account there shall be credited the Member's Capital Contributions, the Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated to the Member pursuant to the Treasury Regulations, the amount of any Company liabilities assumed by the Member or which are secured by any property distributed to the Member and the Member's share of any increase in Gross Asset Value pursuant to the definition of "Gross Asset Value."

                  (b) to each Member's Capital Account there shall be debited the amount of cash and other property distributed to the Member, the Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated to the Member pursuant to the Treasury Regulations, the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by the Member to the Company and the Member's share of any decrease in Gross Asset Value pursuant to the definition of "Gross Asset Value"; and

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                  (c)      in the event all or a portion of any Member's
Membership Interests is Transferred in accordance with the terms of this Operating Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interests.

The foregoing provisions and the other provisions of this Operating Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Manager shall determine that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or the Members), are computed in order to comply with such Treasury Regulations, the Manager may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article XII upon the dissolution of the Company. The Manager also shall (i) make any adjustments that are necessary or appropriate to maintain equality among (x) the Capital Accounts of the Members and (y) the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Operating Agreement not to comply with Treasury Regulations Section 1.704-1(b), provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article XII upon the dissolution of the Company.

         "Capital Contribution" shall mean any contribution to the capital of the Company by a Member, in cash or property, whenever made.

         "Certificate" shall mean the Articles of Organization of the Company, as filed with the office of the Secretary of State of Illinois, as amended from time to time as herein provided.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent superseding federal revenue laws.

         "Company" shall mean AM-Wave, LLC, an Illinois limited liability company.

         "Company Property" shall mean any property, real or personal, tangible or intangible, including money and legal or equitable interests in such property, owned by the Company.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, partnership interests, membership interests, by contract or otherwise, and shall expressly include the spouse and lineal ascendants or descendants (and the spouses thereof) of any Person.

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         "Distributable Cash" shall mean all cash, revenues and funds received by the Company from all sources, less the sum of the following to the extent paid or set aside by the Company: (i) all principal, interest and other payments made in respect of indebtedness of the Company; (ii) all cash expenditures incurred in the operation of the Company's business; and (iii) Reserves as established hereunder for the proper operation of the Company's operations.

         "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust, unincorporated organization, governmental authority or foreign business organization.

         "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Manager;

                  (b) The Gross Asset Value of all the Company's assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (i) the acquisition of an additional Membership Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (ii) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                  (c) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value, taking Code
Section 7701(g) into account, of such asset on the date of distribution; and

                  (d) The Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent the Manager determines that an adjustment pursuant to paragraph (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a), (b) or (d) immediately above, such Gross Asset Value shall thereafter be adjusted by the

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depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

         "Initial Capital Contributions" shall mean the amounts contributed by the Poly and ASC Member pursuant to Section 8.1.

         "Initial Member" shall have the meaning set forth on page 1 of this Operating Agreement.

         "Manager" shall mean the Manager designated under Article VII, and the substitutes or successors, if any, as determined hereunder.

         "Member Consent" shall mean the affirmative consent of Members which represent more than fifty percent (50%) of the Membership Interests entitled to vote thereon.

         "Member Transactions" shall have the meaning set forth in Section
6.7(b).

         "Members" shall mean, collectively, the Initial Members, and additional Members. Each Member will have the number of Membership Interests set forth opposite its name on Exhibit A, as adjusted from time to time pursuant to this Operating Agreement.

         "Membership Interest" or "Interest" shall mean the equity interest in the Company entitling its holder to the benefits as provided in this Operating Agreement and the Act, and subjecting its holder to the obligations as provided in this Operating Agreement and the Act.

         "Net Profits" and "Net Losses" for each fiscal year or other period, shall mean an amount equal to the Company's taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

                  (b)      Any expenditures of the Company described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

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                  (d)      Gain or loss resulting from any disposition of
Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

                  (e) Notwithstanding any other provisions of this definition, any items which are specifically allocated pursuant to Section 9.3 shall be excluded from such taxable income or loss.

         "Notice" shall have the meaning set forth in Section 13.1.

         "Operating Agreement" shall mean this Operating Agreement as originally executed and as amended from time to time pursuant to the terms hereof.

         "Percentage Interest" shall mean the percentage determined as follows:
(i) the number of Membership Interests owned by a Member; (ii) divided by the number of all of the outstanding Membership Interests of the Company; (iii) with the result multiplied by 100.

         "Permitted Transferee" shall mean the transferee of a Membership Interest pursuant to a transfer that satisfies the provisions of Article X.

         "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

         "Principal Purpose" shall mean the principal purpose of the Company set forth in Section 3.2.

         "Related Party" shall mean any Person or any Entity directly or indirectly Controlling, Controlled by or under direct or indirect common Control with a Member.

         "Reserves" shall mean funds set aside or amounts allocated to reserves which shall be maintained in amounts deemed sufficient by the Manager for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

         "Target Capital Account Balance" shall mean, with respect to a Member, the product (i) of (x) the sum of the aggregate Capital Account balances of all of the Members less (y) the Adjusted Preference Amount, as determined as of a particular date, multiplied by (ii) by the Member's respective Percentage Interest.

         "Transfer" shall mean, as a noun, any voluntary or involuntary transfer, sale, assignment, pledge, hypothecation, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, assign, pledge, hypothecate, or otherwise dispose of.

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         "Treasury Regulations" shall include proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time.

         "Willful Misconduct" shall mean any of the following acts or omissions:

                  (a) any act or omission that constitutes fraud or gross negligence, intentional misconduct or a knowing violation of law;

                  (b) theft or embezzlement of money or property of the Company; or

                  (c) conviction of a crime, the commission of which shall have resulted in loss or injury to the property, operations, financial or other interests of the Company or any Member other than the Member committing such act.

                                   ARTICLE II
                              FORMATION OF COMPANY

         2.1 Formation. The Company was organized on _________, 2004 as an Illinois limited liability company by the execution and delivery of the Certificate to the office of the Secretary of State of Illinois in accordance with and pursuant to the Act.

         2.2      Name. The name of the Company is AM-Wave, LLC.

         2.3 Principal Place of Business. The principal place of business of the Company within the State of Illinois is the same as that for its registered agent, as set forth in the Certificate, as amended from time-to-time. The Company may locate its places of business and registered office at any other place or places as the Manager deems advisable. Other company offices may be located in such places as deemed necessary or desirable by the Manager.

         2.4 Registered Office and Registered Agent. The Company's initial registered office and the name of its initial registered agent shall be as set forth in the Certificate. The registered office and registered agent may be changed by the Manager by filing the address of the new registered office and/or the name of the new registered agent with the Illinois Secretary of State pursuant to the Act.

         2.5 Term. The term of the Company is perpetual from the date of filing of the Certificate with the Secretary of State in Illinois, unless the Company is earlier dissolved in accordance with either the provisions of this Operating Agreement or the Act.

                                   ARTICLE III
                    BUSINESS OF COMPANY AND USE OF FACILITIES

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         3.1      General Purpose. The Company's purpose shall be to carry on any lawful business purpose or activity permitted under the Act, including seeking to accomplish any lawful business whatsoever, or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.

         3.2 Principal Purpose. Without limiting Section 3.1, the principal purpose of the company (the "Principal Purpose") shall be to acquire, hold, lease and eventually dispose of all of the equipment contributed to the Company by Poly pursuant to the Asset Contribution Agreement dated ________ between the Company and Poly.

                                   ARTICLE IV
                         NAMES AND ADDRESSES OF MEMBERS

         4.1 The names and addresses of the Members are as set forth on Exhibit A, as such schedule may be amended from time to time to include the names and addresses of additional Members.

                                    ARTICLE V
                AMENDMENTS TO CERTIFICATE OR OPERATING AGREEMENT

         5.1      Amendments to the Certificate.

                  (a) The Company may amend its Certificate at any time to add a new provision or to change or remove an existing provision, provided that the Certificate, as amended, contain only provisions that are required or permitted in the original Certificate at the time of amendment.

                  (b) Except to the extent described in Section 5.1(c) or elsewhere in this Operating Agreement, the Certificate may be amended or modified from time to time only by written instrument approved with Member Consent.

                  (c) Pursuant to the Act, the Manager may adopt one or more amendments to the Certificate without Member Consent to do any of the following:

                           (i)      To remove the name and address of any
Manager in the Certificate who is no longer a Manager; and

                           (ii)     To remove the name and address of the
initial and any subsequent registered agent or the address of the initial or any subsequent registered office, if a statement of change is on file with the Secretary of State of Illinois.

         5.2      Amendment to the Operating Agreement.

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                  (a)      This Operating Agreement may be amended or modified
from time to time only by written instrument approved with Member Consent.

                  (b) Notwithstanding the foregoing, the Manager shall have the power, without Member Consent, to amend this Operating Agreement as may be required to facilitate or implement any of the following purposes:

                           (i)      to add to the obligations of the Manager or
surrender any right or power granted to the Manager for the benefit of the Members;

                           (ii)     to reflect the issuance of additional
Membership Interests or the admission, substitution, termination, or withdrawal of Members in accordance with this Operating Agreement, including to amend the terms of Exhibit A to reflect such events;

                           (iii)    to reflect a change that is of an
inconsequential nature and does not adversely affect the Members in any respect, or to cure any ambiguity in, correct or supplement any provision in this Operating Agreement that will not be inconsistent with applicable law or with the provisions of this Operating Agreement; or

                           (iv)     to satisfy any requirements, conditions, or
guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

                  (c) The Manager will provide Notice to the other Members when any action under this Section 5.2 is taken.

                  (d) Notwithstanding the foregoing, this Operating Agreement shall not be amended, and no action may be taken by the Manager or the Members, without the consent of each Member adversely affected if such amendment or action would:

                           (i)      modify the limited liability of a Member;

                           (ii) alter rights of the Member to receive distributions or the allocations specified herein;

                          (iii) reduce the percentage of Members required to consent to any matter in this Operating Agreement; or

                           (iv)     amend this Section 5.2(d).

Further, no amendment may alter the restrictions on the Manager's or the Member's authority set forth in this Section 5.2(d) or elsewhere in this Operating Agreement without the consent specified in such Section.

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                                   ARTICLE VI
                          RIGHTS AND DUTIES OF MEMBERS

         6.1 Voting Rights. Subject to the restrictions and limitations set forth in Article VI, only those Persons admitted as Members shall be entitled to vote on any matter submitted to a vote of the Members by the Manager. Each Member shall have the number of votes on a matter before the Members equal to the number of Membership Interests next to such Member's name as set forth on Exhibit A.

         6.2      Voting Matters.

                  (a) Whenever any matter is required hereunder to be submitted to a vote of the Members, such matter shall be considered approved or consented to upon the receipt of Member Consent. Any Person serving as the Manager that is also a Member shall have the right to vote its Membership Interests on the same terms as all other Members.

                  (b) Notwithstanding any provision of this Operating Agreement to the contrary, no Member shall be required to make any additional Capital Contributions without the written consent of the Member making the additional Capital Contribution.

         6.3      Meetings.

                  (a)      There shall be no annual meeting of Members.

                  (b) Subject to the notice requirements in Section 6.5, special meetings of the Members may be called by any Member.

                  (c) The Members agree that any meeting can be held by teleconference or other form of voice/data communication that allows all Members to participate in the proceedings, and that any actions or votes that would otherwise be undertaken at a meeting where Members are present may be undertaken at a meeting held in accordance herewith and shall have the same force and effect as if the Members were physically present.

         6.4 Informal Action by Members. Any action required by the Act or this Operating Agreement to be taken at a meeting of the Members, or any other action which may be taken at a meeting of all of the Members, may be taken without such a meeting with the written consent of the Members entitled to vote thereon necessary to carry out such actions if a meeting were held, setting forth the action so taken.

         6.5 Notice of Meetings. The Company shall deliver Notice stating the place, date and hour of the meeting, as well as the purpose or purposes for which the meeting is called, not less than three (3) and not more than sixty
(60) days before the date of any meeting of Members (unless Notice of such meeting is waived by all of the Members).

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         6.6      No Liability of Members. No Member shall be liable in its
capacity as a Member for the liabilities of the Company.

         6.7      Exclusivity; Conflicts of Interest.

                  (a) Each Member does and may continue to have other business interests and engage in activities in addition to those relating to the Principal Purpose or other operations of the Company. Except to the extent expressly set forth herein or in any other binding documents, neither the Company nor any other Member shall have any right, by virtue of this Operating Agreement or otherwise, to share or participate in such other investments or activities of the other Members or to the income or proceeds derived therefrom. Any of the Members who have entered into employment agreements with the Company which contain non-competition and/or non-solicitation provisions shall continue to be bound by such provisions.

                  (b) Each Member understands and acknowledges that the conduct of the Company's business may involve business dealings and undertakings with Members, the Manager, and Affiliates of the Members and/or the Manager ("MEMBER TRANSACTIONS"). In any such event, all Member Transactions must be approved by Member Consent. Except as expressly set forth herein, nothing in this Operating Agreement shall be deemed to restrict in any way the rights of the Manager, any Member, or any Affiliate of any Member or the Manager, to conduct any other business or activity whatsoever, and the Member shall not be accountable to the Company or to any Member with respect to that business or activity even if the business or activity competes with the Company's business. The Company and the Members agree that no Member shall be required to take any action or make any disclosure that would cause that Member to violate or breach a duty or obligation to a third party that was not created to circumvent the provisions hereof.

                  (c) Notwithstanding any other provision of this Section 6.7, the Company shall not engage in any transaction with any Member or Manager, or any Affiliate thereof without the consent of each Member unless the terms and conditions of such transaction are no less favorable to the Company than those that could have been obtained from a comparable products or services from an unaffiliated third party with similar expertise and experience.

         6.8 Consent Required For Specified Transactions. Neither the Manager nor the Company shall be permitted to Transfer the Equipment to any Person on or before December 31, 2009 without the prior written consent of all of the Members which shall be granted in the sole and absolute discretion of each such Member.

                                   ARTICLE VII
                                     MANAGER

         7.1      Management.

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                  (a)      The business and affairs of the Company shall be
managed by its Manager. The Manager shall be ________________ (the "MANAGER"). The Manager shall direct, manage and control the business of the Company subject to the terms, conditions and limitations set forth in this Operating Agreement. Except for situations in which Member Consent is expressly required by this Operating Agreement, or by nonwaivable provisions of the Act, if any, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's activities.

                  (b) The Members hereby designate the Manager to execute documents on behalf of the Company as approved in accordance with the provisions of this Operating Agreement.

                  (c) The Manager may be removed as Manger upon the occurrence of any of the following events: (i) the removal of such Person as manager pursuant to Section 7.4 below; and (ii) the resignation of such Person pursuant to Section 7.5 below.

         7.2      Authority of the Manager.

                  (a) General Powers. All powers of the Company shall be exercised by the Manager except to the extent the terms of this Operating Agreement otherwise require or limit such authority, including by requiring Member Consent. Decisions of the Manager that are within the scope of its authority shall be binding upon the Company and each Member. Subject to the limitations expressed herein, the Manager shall have full, exclusive, and complete discretion, power, and authority, subject to any other provisions of this Operating Agreement, to manage, control, administer, and operate the business and affairs of the day to day operations of the Company, and to make all decisions affecting such business and affairs.

                  (b) Limitations. Notwithstanding the rights otherwise granted to the Manager under Section 7.2(a) or elsewhere herein, the Manager shall not be authorized, or otherwise have the power, to undertake any of the following actions without first obtaining Member Consent:

                  (i)      selecting accountants;

                  (ii)     admitting additional Members;

                  (iii)    incurring debt in excess of $____________

                  (iv)     making guarantees in excess of ___________;

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                  (v)      selling, transferring or encumbering Company assets
                           of a value in excess of $_____________________ or
                           merging or consolidating the Company with or into another Entity;

                  (vi) entering into contracts including strategic partnerships and joint ventures with a value in excess of $____________________;

                  (vii) declaring and paying dividends or other distributions, redemptions or repurchases;

                  (viii)   changing the organizational form;

                  (ix) changing the Principal Purpose of the Company from that specifically delineated in the Section 3.2; and

                  (x)      dissolving or liquidating the Company.

                  (c) Nothwithstanding any other provision of this Section 7.2, the Manager shall not be authorized to Transfer the Equipment to any Person on or before December 31, 2009 except in accordance with the provisions of
Section 6.8 hereof.

         7.3 No Authority of Members to Bind the Company. Only the Manager (and the officers of the Company pursuant to authority granted by the Manager) shall have the authority to bind the Company. No Member other than the Manager shall take any action as a Member to bind the Company. Any Member that violates this provision shall fully indemnify the Company and the other Members for all damages and costs that directly or indirectly arise from such actions.

         7.4 Removal of the Manager. The Manager may be removed following an act of Willful Misconduct by the Person (or if the Person is an Entity, then by any employee or agent of, a shareholder of or controlling the Person) upon the vote of the Members other than the Manager that is to be removed and all Related Parties thereof, representing more than fifty percent (50%) of the Membership Interests entitled to vote thereon. The removal of a Person as Manager who is also a Member shall not affect his, her or its rights as a Member and shall not constitute a withdrawal of such Member.

         7.5 Resignation. The Manager may resign at any time by giving Notice to the Members. The resignation of the Manager shall take effect upon receipt of Notice thereof or at such later date specified in such Notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect his, her or its rights as a Member and shall not constitute a withdrawal of such Member.

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         7.6      Bank Accounts. The Manager may from time to time open bank accounts in the name of the Company, with such signatories as designated by the Manager and may deposit and disburse funds from such accounts solely in order to carry out the Principal Purpose or the Company's banking needs.

         7.7 Officers; Committees. The Manager may appoint officers of the Company in its sole discretion, which may include a president, one or more vice presidents, a treasurer or secretary and one or more assistant secretaries. Any number of offices may be held by the same Person. The Manager may choose such other officers and agents as they shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Manager. The powers of any officer shall not exceed those of the Manager and are expressly subject to all limitations on the Manager's power and authority set forth herein.

         7.8 Conflicts of Interest. To the extent that the Manager in his, her or its capacity as Member is authorized to take actions under Article VI, then such Person in the capacity as the Manager shall be so authorized without violating its fiduciary duties to the Company or any Member or otherwise violating the terms hereof or any other provision of law.

         7.9 Compensation. No Member shall be required to perform services for the Company solely by virtue of being a Member. Subject to the limitations and restrictions imposed elsewhere in this Agreement, the Manager has the right to set the compensation of all employees, independent contractors or other service providers.

         7.10     Standard of Care.

                  (a) The Manager shall perform its duties, and take all actions, in good faith and in accordance with the fiduciary duties that a member of a board of directors would have to stockholders and the corporation under the Delaware General Corporation Law.

                  (b) In discharging its duties, the Manager shall be fully protected from liability for relying in good faith upon the records required to be maintained under Sections 9.8 and 13.2 or upon such information, opinions, reports or statements by any of the Members, or agents, or by any other Person, as to matters the Manager reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

                                  ARTICLE VIII
                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

         8.1 Members' Initial Capital Contributions. The amount of and/or the value of property contributed by the Members as their respective Initial Capital Contribution is as set forth opposite such Member's name an Exhibit A hereto. Upon the execution of this Agreement, and

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

as of the date first written above, the Company shall issue the numbers of Membership Interests as set forth opposite such Member's name on Exhibit A hereto.

         8.2 Additional Contributions. A Member shall not be required to make Capital Contributions other than those set forth in Section 8.1. If the Manager, with Member Consent, determines that the Company needs additional funds ("ADDITIONAL CAPITAL CONTRIBUTIONS"), the Manager shall send a notice to all of the Members, which notice shall contain:

                  (a) the total amount of additional Capital Contributions being sought;

                  (b) the number of Interests being issued in connection with additional Capital Contributions, which shall be determined with Member Consent; and

                  (c)      any additional material terms related thereto.

         Each of the existing Members shall then have the opportunity to contribute a portion of the requested amount equal to its Percentage Interest. If any Member consents to make an additional Capital Contribution, each Member's Percentage Interest will be adjusted so as to dilute the Percentage Interests of all noncontributing Members due to the issuance of additional Interests in return for such additional Capital Contribution, as adjusted by the Manager; or
(ii) such other benefits and burdens as the Members agree at that time.

         8.3      Capital Accounts.

                  (a) A separate Capital Account will be maintained for each Member.

                  (b) The Capital Accounts are to be maintained in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), and are intended to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder. If the Manager determines that the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 8.3 should be modified in order to comply with Code Section 704(b) and the Treasury Regulations, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 8.3, the method in which Capital Accounts are maintained shall be so modified.

                  (c) No Member shall have any obligation (or other form of liability) to restore all or any portion of a deficit balance in such Member's Capital Account following liquidation or at any earlier date.

         8.4 Withdrawal of Members' Contributions to Capital. No Member shall be entitled to interest on its Capital Contribution or to a return of its Capital Contribution but shall be entitled only to distributions pursuant to
Section 9.4 and Section 12.2.

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

                                   ARTICLE IX
                     ALLOCATIONS, INCOME TAX, DISTRIBUTIONS,
                              ELECTIONS AND REPORTS

         9.1 Allocation of Net Profits. After giving effect to the special allocations set forth in Section 9.3, Net Profits for any taxable year shall be allocated to the Members in the following manner:

                  (a) first, to the extent that Net Losses have been allocated pursuant to Section 9.2 (a) for prior taxable years, Net Profits shall be allocated first to offset any Net Losses previously allocated pursuant to
Section 9.2(a) (pro rata among the Members in proportion to their respective shares of the Net Losses being offset);

                  (b) Next, to Poly, in an amount sufficient to cause its positive Capital Account balance to equal the Adjusted Preference Amount, as determined at the beginning of the current taxable year;

                  (c) next, to the Members, to the extent of or in proportion to, the amount by which the Capital Account balance of such Member is less than the Member's respective Targeted Capital Account Balance;

                  (d) thereafter, to the Members in accordance with their Percentage Interest

         9.2      Allocations of Net Losses.

                  (a) After giving effect to the special allocations set forth in Section 9.3, Net Losses for any taxable year shall be allocated to the Members in the following manner:

                           (i)      First, to the extent that Net Profits have
been allocated pursuant to Section 9.1(d) for prior taxable years, Net Losses shall be allocated to offset such previously allocated Net Profits allocated to such Members pursuant to Seciton 9.1(d) (pro rata among the Members in proportion to their respective shares of the Net Profits being offset);

                           (ii)     Next, to the extent that Net Profits have
been allocated pursuant to Section 9.1(c) for prior taxable years, Net Losses shall be allocated to offset such previously allocated Net Profits allocated to such Members pursuant to Section 9.1(c) (pro rata among the Members in proportion to their respective share of Net Profits being offset);

                           (iii)    next, to the Members, in proportion to their
respective positive Capital Account balances, until the positive Capital Account balance of each Member is reduced to zero; and

                           (iv)     thereafter, to the Members in proportion to
their respective Percentage Interests.

                  (b) The Net Losses allocated pursuant to Section 9.2 hereof shall not exceed the maximum amount of Net Losses that can be so allocated without causing any Member to have an Adjusted Deficit Capital Account at the end of such year. All Net Losses in excess of the limitations set forth in this Section 9.2(b) shall be allocated to the other Members in proportion to their respective Percentage Interests. In the event one or more, but not all, of the Members would have Adjusted Deficit Capital Accounts as a consequence of an allocation of Net Losses pursuant to Section 9.2(b) hereof, the limitation set forth in this Section 9.2(b) shall be applied on a Member by Member basis so as to allocate the maximum permissible Net Losses to each Member under Section 1. 704-1 (b)(2)(ii)(d) of the Treasury Regulations.

         9.3 Regulatory Allocations. The following special allocations shall be taken into account in allocating tax attributes among the Members:

                  (a) Allocation of Tax Attributes. Notwithstanding any of the provisions of this Article IX to the contrary, the allocations of tax attributes shall be made in accordance with, and in the following order of priority of, the following special allocation provisions currently contained in the Code and the Treasury Regulations (including any amendments thereto): (i) a "minimum gain chargeback" provision as such term is defined and applied under Treasury Regulation Section 1.704-2(f); (ii) a "partner nonrecourse debt minimum gain chargeback" provision as such term is defined and required under Treasury Regulations Sections 1.704-2(i) and 1.704-2(j)(2)(ii); (iii) a "qualified income offset" provision as such term is defined and applied under Treasury Regulation
Section 1.704-1(b)(2)(ii)(d); (iv) any item with loss, deduction or expenditure described in Treasury Regulations Section 1.704-2(i)(2) as a partner nonrecourse deduction of the Code that is attributable to a Member non-recourse debt shall be allocated among the Members pro rata, based on their Percentage Interests; and (v) any special allocations of tax attributes pursuant to this Section 9.3 shall be taken into account in computing subsequent allocations of tax attributes so that the net amount of any tax attributes so allocated shall, to the extent possible without violating the constraints on Adjusted Deficit Capital Account balances, equal to the net amount that would have been allocated to each Member pursuant to the other provisions of Article IX determined without regard to this Section 9.3, so long as it is not likely to cause distributions of cash that differ from those currently anticipated under this Operating Agreement.

                  (b) Allocation of Deduction or Loss in Certain Circumstances. No Member shall be allocated any item of deduction or loss of the Company if such allocation would cause such Member to have an Adjusted Deficit Capital Account unless and to the extent that such Member bears the risk of loss attributable to such deduction.

                  (c) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations
Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                  (d)      Other Allocation Rules.

                           (i)      For purposes of determining the Profits,
Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be apportioned among the Members using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

                           (ii)     All allocations to the Members pursuant to
this Article IX shall, except as otherwise provided in this Operating Agreement, be divided among them in proportion to the Percentage Interests of each.

                           (iii)    Except as otherwise provided in this
Operating Agreement, all items of income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for the year.

                           (iv)     Excess nonrecourse liabilities of the
Company (as defined in Treasury Regulations Section 1.752-3) will be allocated among the Members in proportion with their Percentage Interests.

                           (v)      The Members are aware of the income tax
allocations made by this Article IX and hereby agree to be bound by the provisions of this Article IX in reporting their shares of income and loss for income tax purposes.

                  (e) Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with paragraph (i) of the definition of Gross Asset Value).

                  In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

                  Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement; provided that all Allocations made pursuant to this Section 9.3(e) shall be made pursuant to the traditional method as set forth in Treasury Regulation Section 1.704-3(b). Allocations pursuant to this
Section 9.3(e) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions of Distributable Cash pursuant to any provision of this Agreement.

         9.4      Distributions.

                  (a) No Member has the right to demand or receive any distribution in a form other than cash.

                  (b) Distributable Cash will be distributed in the following order of priority:

                           (i)      First, to Poly in an amount equal to the
Adjusted Preference Amount; and

                           (ii)     Any remaining amounts, pro rata among the
Members based on their Percentage Interest.

                  (c) Notwithstanding the terms of Section 9.4(b) and before any distributions are made pursuant to Section 9.4(b), the Company shall use its best efforts to distribute cash to Members sufficient for the Members to pay federal, state and local income taxes attributable to their respective Membership Interests, to the extent the Company has cash available to do so, and appropriate adjustments will be made to the amount of future distributions under
Section 9.4(b)(ii) for such payments. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section 9.4(c).

                  (d) The Company shall provide Poly a security interest in its tangible personal property, including the Equipment, to secure to the Company's obligation to make distributions to Poly pursuant to Section 9.4(b)(i) of this Agreement. For purposes of the foregoing, the parties hereto, including the Company, acknowlege that ten (10) days notice shall be reasonable notice for a private sale under the provisions of the Uniform Commercial Code.

         9.5 Limitation Upon Distributions. No distributions or return of contributions shall be made and paid if, after the distribution or return of distribution is made, the Company would be insolvent.

         9.6 Loans To Company. Nothing in this Operating Agreement shall prevent any Member from making loans to the Company by agreement with the Company and upon Member

Consent, with the terms approved with Member Consent and subject to the limitations set forth in Section 7.2(b) hereof.

         9.7 Accounting Period. The Company's accounting period shall be the calendar year.

         9.8      Records, Audits and Reports.

                  (a) The Manager shall cause the Company to maintain at the principal place of business, records and accounts of the operations and expenditures of the Company in accordance with generally accepted accounting principles consistently applied.

                  (b) At a minimum, the Company shall keep at its principal place of business the following records:

                           (i)      A current list of the full name and last
known address of each Member;

                           (ii)     A copy of the Certificate and all amendments
thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

                           (iii)    Copies of the Company's federal, state, and
local income tax returns and reports, if any, for the seven most recent years;
and

                           (iv)     Copies of the Company's currently effective
written Operating Agreement, and copies of any financial statements of the Company for the seven most recent years.

         9.9 Returns and Other Elections. The Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other state and local tax returns deemed necessary and required in each jurisdiction in which the Company does business or is otherwise required to file such returns. The Company shall provide each Member, within 90 days after the end of the Fiscal Year, or as soon as practicable thereafter, a copy of the Company's informational federal income tax return for such Fiscal Year and such other information as is reasonably necessary to enable the Members to comply with their tax reporting requirements.

         9.10 Tax Matters Partner. _____________________ is designated as the "TAX MATTERS PARTNER" (as defined in Code Section 6231), and is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including, without limitation, administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Members agree to cooperate with each other and to do or refrain from doing any and all things reasonably required to conduct such proceedings. The Tax Matters Partner shall take reasonable action to cause each other Member to be treated as a "notice partner" within the meaning of Section 6231(a)(8) of the Code. Each other Member shall be given at least five (5) business days advance notice from the Tax Matters Partner of the time and place of, and shall have the right to participate in (i) any material aspect of any administrative proceeding relating to the termination of partnership items at the Company level and (ii) any material discussions with the Internal Revenue Service relating to the interpretation of this Operating Agreement. The Tax Matters Partner shall not initiate any action or proceeding in any court, extend any statute of limitation, or take any other action contemplated by Sections 6221 through 6234 Code that would legally bind any Member or the Company. The Tax Matters Partner shall from time to time upon request of any other Member confer, and cause the Company's tax attorneys and accountants to confer, with such other Member and its attorneys and accountants on any matters relating to any Company tax return or tax election.

                                    ARTICLE X
                                 TRANSFERABILITY

         10.1 General. No Member shall have the right, without consent of the Manager, to Transfer all or part of its Membership Interests to any Person.

         10.2 Dispositions not in Compliance with this Article Void. Any attempted Transfer of a Membership Interest, or any part thereof, not in compliance with this Article X is null and void ab initio.

         10.3 Reasonableness of Transfer Conditions. Each Member hereby acknowledges the reasonableness of the restrictions on transfer contained in
Article X in view of the purposes of the Company and the relationship of the Members. The Transfer of any Membership Interest in violation of the prohibition contained in this Article X shall be deemed invalid, null and void, and of no force or effect. Any Person to whom a Membership Interest is to be transferred in violation of this Article X shall not be entitled to vote on matters coming before the Members, participate in the management of the Company, act as an agent of the Company, receive distributions from the Company or have any other rights in or with respect to such Membership Interest.

         10.4 Distributions and Allocations in Respect to Transferred Membership Interests. If any Membership Interest is sold, assigned, or transferred during any accounting period in accordance with this Article X, Net Profits and Net Losses, and each item thereof, and all other items attributable to the transferred Membership Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Section 706(d) of the Code, using any conventions permitted by law and selected by the Manager. All distribution on or before the date of such transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Neither the Company nor the Manager shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.4, whether or not the Manager or the Company has knowledge of any transfer of ownership of any Membership Interest.

         10.5 Buy-Sell Procedure. Notwithstanding any other provision of this Agreement, the

Members may Transfer their Membership Interests pursuant to this Section 10.5. At any time, any Member that desires either to sell its entire Membership Interest or to purchase the entire Membership Interest of the other Member or Members (the "Initiating Member") shall deliver Notice to such other Member of such a desire and shall make a written offer ("Offer") to sell its entire Membership Interests to the other Member or Members at a price set forth in the Offer. Within thirty (30) days after the date of such Offer, the Members, other than the Initiating Member (the "Non-Initiating Member") shall either sell its entire Membership Interest to the Initiating Member under the terms and conditions set forth in the Offer or purchase the entire Membership Interest of the Initiating Member under the terms and conditions set forth in the Offer. In the event that the Non-Initiating Member elects to sell its entire Membership Interest to the Initiating Member pursuant to this Section 10.5, the purchase price shall be the amount set forth in the Offer. In the event that the Non-Initiating Member elects to purchase the entire Membership Interest of the Initiating Member pursuant to this Section 10.5, the purchase price shall be product of (x) the amount of purchase price set forth in the Offer divided by the Percentage Interest owned by the Initiating Member multiplied by (y) the Percentage Interest owned by the Non-Initiating Member.

                                   ARTICLE XI
                               ADDITIONAL MEMBERS

         11.1 General. Any Person or Entity that is a transferee of a Member's Membership Interest or any portion thereof will not become a Member unless and until it receives consent of the Manager, which may be withheld in its sole discretion. Any transferee not admitted shall be considered a Member and, as such, shall not be entitled to the rights of a Member other than the right to receive distributions of cash and allocations of tax attributes. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Manager may, at its option, at the time a Member is admitted, close the Company books (as though the Company's tax year has ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of Code Section 706(d) and the Treasury Regulations promulgated thereunder.

         11.2 Bound by this Agreement. Each transferee of a Membership Interest shall be bound by this Operating Agreement, and shall be deemed to have assented to the terms and conditions of this Operating Agreement and to have agreed to be bound hereby, upon the first to occur of the following events:

                  The transferee (or transferee's representative):

                  (a)      tenders payment for the Membership Interest;

                  (b)      accepts receipt of a Membership Interest;

                  (c) accepts a distribution made by the Company, as evidenced for example, and not by way of limitation, by endorsement of a check representing all or any part of any such distribution;

                  (d) executes any writing evidencing the transferee's intent to become a transferee of the Company or assents to this Operating Agreement; or

                  (e) complies with the conditions necessary to become a transferee, as set forth in this Article XI, and either (a) requests that the records of the Company reflect such assignment, or (b) pays valuable consideration for a Membership Interest in the Company.

                                   ARTICLE XII
                           DISSOLUTION AND TERMINATION

         12.1 Dissolution. The Company shall be dissolved upon (a) Member Consent, (b) the disposition by the Company of all or substantially all of the Equipment or (c) an event of default by either American Standard Circuits, Inc. or M-Wave, Inc., a Delaware Corporation, under the terms of the Strategic Operating Agreement between M-Wave, Inc., a Delaware corporation, and ASC dated ________________ 2004.

         12.2     Winding Up, Liquidation and Distribution of Assets.

                  (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager shall immediately proceed to wind up the affairs of the Company provided, however, that in all events the Manager shall cause the Company to make the distributions described in Section 12.2(b)(iv) hereof within ninety (90) days of the date on which any even described in Section 12.1 occurs.

                  (b) If the Company is dissolved and its affairs are to be wound up, the Manager shall:

                           (i)      Sell or otherwise liquidate all of the
Company's assets as promptly as practicable (except to the extent the Manager may determine to distribute any assets to the Members in kind);

                           (ii)     Allocate any Net Profits or Net Losses
resulting from such sales to the Members in accordance with Article IX hereof;

                           (iii)    Discharge all liabilities of the Company,
including liabilities to Members who are creditors, to the extent otherwise permitted by law, and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company; and

                           (iv)     Distribute any remaining amounts to the
Members in the order set forth in Section 9.4(b).

                  (c) If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of Article IX of this Operating Agreement to reflect such deemed sale. Upon an event of dissolution described in Section 12.1(c) herein, Poly shall have the right, but not the obligation, to receive its share of any distributions in kind.

                  (d) The Members shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

                  (e) For any taxable year in which the Company dissolves and its affairs are wound up pursuant to Section 12.2, if, after all other allocations provided for in Article IX have been tentatively made as if this
Section 12.2(e) were not in this Operating Agreement, the distributions to the Members pursuant to Section 12.2(b)(iv) would be different than the distributions that would be made to the Members if such distributions were made in accordance with the respective positive Capital Account balance of such Members, then, Net Profits (and items thereof) and Net Losses (and items thereof) for the taxable year in which the Company dissolves and its affairs wound up pursuant to Section 12.2 shall be allocated among the Members in a manner such that the positive Capital Account balance of each Member, immediately after giving effect to such allocations, is, as nearly as possible, equal (proportionately) to the amounts of the distribution to be made to the Member during the last taxable year in accordance with Section 12.2(b)(iv). The Manager may, in its sole discretion, apply the principles of this Section 12.2(e) to any taxable year preceding the taxable year in which the Company dissolves and its affairs wound up (including through the application of Section 761(e) of the Code) if delaying application of the principles of this Section 12.2(e) would likely result in distributions under Section 12.2(b)(iv) that are materially different than the distributions that would have been made if Section 12.2(b)(iv) provided for the making of distributions in accordance with the respective positive Capital Account balances of the Members.

         12.3 Certificate of Cancellation. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, a certificate of cancellation as required by the Act, shall be executed in duplicate and filed by the Manager with the Secretary of State of Illinois.

         12.4 Effect of Filing of Certificate of Cancellation. Upon the filing of a certificate of cancellation with the Secretary of State of Illinois, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Members shall have authority to distribute any Company Property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

         13.1 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) either by actual delivery of the notice into the hands of the parties thereunto entitled; (b) or by the mailing of the notice in the U.S. mail, certified mail, return receipt requested; or (c) sent by nationally recognized, overnight delivery service, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Operating Agreement. The notice shall be deemed to be received in case (a) on the date of its actual receipt by the party entitled thereto and in cases (b) or (c) on the date of its mailing or deposit with such delivery service. The failure or refusal of any party to accept any notice given pursuant to this paragraph shall be conclusively deemed receipt thereof and knowledge of its contents.

         13.2 Books of Account and Records. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Members in which shall be entered fully and accurately all transactions relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. Such books and records shall be maintained as provided in Section 9.8. The books and records shall at all times be maintained at the principal place of business of the Company.

         13.3 Application of Illinois Law. This Operating Agreement and its interpretation shall be governed exclusively by its terms and by the laws of the State of Illinois, and specifically the Act, without regard to any conflict of laws provisions.

         13.4 Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for the partition with respect to the property of the Company.

         13.5 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations and other instruments necessary to comply with any laws, rules or regulations.

         13.6 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

         13.7 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

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

         13.8 Waivers. The failure of any party to seek redress for default of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a default, from having the effect of an original default.

         13.9 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any other remedy. These rights and remedies are given in addition to any other legal rights the parties may have.

         13.10 Severability. If any provision of this Operating Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

         13.11 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

         13.12 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         13.13 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         13.14 Entire Agreement. This Operating Agreement supersedes all agreements previously made between the parties relating to its subject matter, including the Original Operating Agreement. There are no other understandings or agreements between the parties, and this Operating Agreement, the Members Agreement and the Contribution Agreement contain the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         13.15 Joint Preparation. Each of the Parties have participated in the negotiation and drafting of this Operating Agreement, and have been represented by counsel in connection therewith. In the event an ambiguity or question of intent or interpretation arises, this Operating Agreement shall be construed as if drafted by all Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Operating Agreement.

         13.16 Incorporation of Exhibits. The Exhibits identified in this Operating Agreement are incorporated herein by reference and made a part hereof.

         13.17 Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Operating Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Operating Agreement, any Member who may be injured shall be entitled to an order restraining or compelling compliance with such provisions.

         13.18 No Third Party Beneficiary. Nothing contained in this Operating Agreement is intended to, or shall be deemed to, benefit or create any rights or remedies in favor of any third party, including, without limitation, any creditor of the Company.

         IN WITNESS WHEREOF, the parties hereto have caused the signatures of their duly authorized officers, to be set forth below as of the day and year first above written.

                                               American Standard Circuits, Inc.,

                                               An Illinois coporation

                                               By:______________________________

                                               Its:_____________________________

                                               Poly Circuits, Inc.

                                               An Illinois corporation

                                               By:______________________________

                                               Its:_____________________________

                                    EXHIBIT A
                              MEMBERSHIP INTERESTS

   MEMBER NAME AND                  CAPITAL             MEMBERSHIP INTEREST
       ADDRESS                   CONTRIBUTION              (PERCENTAGE)
Poly Circuits, Inc.

an Illinois corporation          $___________                  20%

__________________
__________________               $___________                  80%

TOTAL:                                                        100%

                                    EXHIBIT B